UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

Kratos Defense & Security Solutions, Inc. to Hold
Virtual 2020 Annual Meeting of Stockholders

SAN DIEGO, CA, May 27, 2020 - Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS), a leading National Security Solutions provider, announced today that due to the continuing public health impact of the COVID-19 outbreak, the Company has changed the format of its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) from a hybrid meeting format (consisting of a physical in-person meeting and a virtual meeting) to a virtual only format. No stockholders or guests will be able to attend the Annual Meeting in person.

The Annual Meeting will still be held on June 4, 2020 at 11:00 a.m. Central Daylight Time, but will take place solely in a virtual meeting format via a live webcast. Stockholders of record on April 6, 2020 who plan to attend the Annual Meeting virtually must access the virtual meeting at www.virtualshareholdermeeting.com/KTOS2020 and use the multi-digit control number provided with their proxy materials. Stockholders whose shares are registered in the name of a bank, brokerage firm or other nominee that desire to vote their shares at the Annual Meeting may need to contact their bank, brokerage firm or other nominee to receive instructions on how to obtain a legal proxy and control number that will allow the stockholder to vote at the Annual Meeting. Participants are encouraged to give themselves plenty of time to log in and ensure that they can hear audio prior to the start of the Annual Meeting. Participants who encounter any difficulties accessing the virtual meeting should call the technical support number that will be available on the virtual shareholder meeting login page shortly before the beginning of the Annual Meeting.

The Company encourages eligible stockholders to vote on the proposals prior to the Annual Meeting using the instructions previously provided in the Company’s proxy materials. Stockholders who have already voted do not need to take any further action. While stockholders who are logged into the virtual meeting system with a valid multi-digit control number may have the opportunity to ask questions at the Annual Meeting, only questions submitted via the live webcast that are pertinent, as determined by the chairman of the Annual Meeting, will be answered during the meeting, subject to time constraints.

In addition, the Company was informed by its service provider that due to COVID-19 related difficulties, a delay occurred in the mailing of a portion of the Notices of Internet Availability of Proxy Materials for the Annual Meeting. The Company worked diligently with its service provider to facilitate prompt delivery, and the mailing of the notices was completed with sufficient time for stockholders to access the proxy materials prior to the Annual Meeting.

About Kratos Defense & Security Solutions, Inc.
Kratos Defense & Security Solutions, Inc. (NASDAQ:KTOS) develops and fields transformative, affordable technology, platforms and systems for United States National Security related customers, allies and commercial enterprises. Kratos is changing the way breakthrough technology for these industries are rapidly brought to market through proven commercial and venture capital backed approaches, including proactive research and streamlined development processes. Kratos specializes in unmanned systems, satellite communications, cyber security/warfare, microwave electronics, missile defense, hypersonic systems, training and combat systems, and next-generation turbojet and turbo-fan engine development. For more information, go to www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Kratos and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Kratos undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Kratos believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements, including the impact of COVID-19 on the Company and the Annual Meeting. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Kratos in general, see the risk disclosures in the Annual Report on Form 10-K of Kratos for the year ended December 29, 2019, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Kratos.